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Exhibit 11(a) - Computation of Earnings Per Common Share

                  TCF FINANCIAL CORPORATION AND SUBSIDIARIES
                       WINTHROP RESOURCES CORPORATION

         Computation of Pro Forma Combined Earnings Per Common Share
                (Dollars in thousands, except per-share data)
                                 (Unaudited)

Computation of Earnings Per Common
Share for Statements of Operations:                        Three Months Ended March 31,              Year Ended December 31,
  -------------------------------------                    ----------------------------    ----------------------------------------
                                                               1997             1996           1996           1995          1994
                                                           -----------      -----------    ------------   -----------   -----------
Income before extraordinary item                           $    33,027      $    29,422    $    100,377   $    73,207   $    79,544
Less: Dividends on preferred stock                                  --               --              --           678         2,710
                                                           -----------      -----------    ------------   -----------   -----------
Income applicable to common stock before
     extraordinary item                                    $    33,027      $    29,422    $    100,377   $    72,529   $    76,834
                                                           -----------      -----------    ------------   -----------   -----------
                                                           -----------      -----------    ------------   -----------   -----------

Weighted average number of common and
     common equivalent shares outstanding:
          Weighted average common
               shares outstanding                           41,394,456       41,890,185      41,605,374   41,299,756     39,728,799

          Dilutive effect of stock option plans
               and common stock warrants after
               application of treasury stock method            315,123          363,284         320,506      665,273      1,161,744
                                                           -----------      -----------    ------------   -----------   -----------
                                                            41,709,579       42,253,469      41,925,880    41,965,029    40,890,543
                                                           -----------      -----------    ------------   -----------   -----------
                                                           -----------      -----------    ------------   -----------   -----------

Earnings per common share before
     extraordinary item                                    $       .79      $       .70    $       2.39   $      1.73   $      1.88
                                                           -----------      -----------    ------------   -----------   -----------
                                                           -----------      -----------    ------------   -----------   -----------

Computation of Fully Diluted Earnings
     Per Common Share(1):
-------------------------------------
Income before extraordinary item                            $   33,027       $   29,422    $    100,377   $    73,207   $    79,544
Add: Interest expense on 7-1/4% convertible
     subordinated debentures                                        79               83             325           387           433
Less: Dividends on preferred stock                                  --               --              --           678         2,710
                                                           -----------      -----------    ------------   -----------   -----------
Income applicable to common stock before
     extraordinary item                                    $    33,106      $    29,505    $    100,702   $    72,916   $    77,267
                                                           -----------      -----------    ------------   -----------   -----------
                                                           -----------      -----------    ------------   -----------   -----------

Weighted average number of common and
     common equivalent shares outstanding:
          Weighted average common
               shares outstanding                           41,394,456       41,890,185      41,605,374    41,299,756    39,728,799

          Dilutive effect of stock option plans
               and common stock warrants after
               application of treasury stock method            315,123          379,524         336,969       740,693     1,405,141

          Dilutive effect from assumed conversion of
               7-1/4 convertible subordinated debentures       419,317          425,606         421,415       504,661       582,508
                                                           -----------      -----------    ------------   -----------   -----------
                                                            42,128,896       42,695,315      42,363,758    42,545,110    41,716,448
                                                           -----------      -----------    ------------   -----------   -----------
                                                           -----------      -----------    ------------   -----------   -----------

Earnings per common share before
     extraordinary item                                    $       .79      $       .69    $       2.38   $      1.71   $      1.85
                                                           -----------      -----------    ------------   -----------   -----------
                                                           -----------      -----------    ------------   -----------   -----------

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(1)  This calculation is submitted in accordance with Regulation S-K Item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.